UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2025

Plug Power Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34392	22-3672377
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

125 Vista Boulevard, Slingerlands, New York	12159
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (518) 782-7700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PLUG	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 3, 2025, Sanjay Shrestha, notified Plug Power Inc., a Delaware corporation (the “Company”), that he will be resigning as the President of the Company, effective October 10, 2025. Mr. Shrestha’s resignation was not due to any disagreement with the Company on any matter relating to its operations, policies, practices or otherwise known to any executive officer of the Company.

On October 3, 2025, the Company appointed Jose Luis Crespo as the Company’s President, effective October 10, 2025, and the Company’s Chief Executive Officer, effective on or around March 2, 2026, or as of the date of the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “Effective Date”). Andrew J. Marsh will continue to serve as the Company’s Chief Executive Officer until the Effective Date.

Mr. Crespo has served as the Chief Revenue Officer of the Company since November 2024. Mr. Crespo joined the Company as Vice President of Business and International Sales in 2014. He was promoted to Vice President of Global Sales in January of 2015 and in 2016 he was named General Manager for Hypulsion, the Company’s wholly owned European subsidiary. In 2021, Mr. Crespo was named General Manager of Material Handling and Executive Vice President, and in May 2023, he was named General Manager of Applications and Executive Vice President. Prior to joining the Company, Mr. Crespo served as Vice President of International Value Stream at Smiths Power, a supplier of power distribution, conditioning, protection and monitoring solutions for data centers, wireless communications and other critical or high-value electrical systems, from 2009 to 2013. Mr. Crespo currently serves on the board of directors of AccionaPlug S.L., which is the Company’s joint venture with Acciona Generación Renovable, S.A. Mr. Crespo holds a Master in Business Administration from the University of Phoenix and a degree in Telecommunications Engineering from the Engineering University of Madrid, Spain.

There is no arrangement or understanding between either Mr. Crespo and any other person pursuant to which he was appointed as President. There are no family relationships between Mr. Crespo and any of the Company’s directors, executive officers or persons nominated or chosen by the Company to become a director or executive officer. Mr. Crespo is not a participant in, nor is he to be a participant in, any related-person transaction or proposed related-person transaction required to be disclosed by Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in connection with his appointment.

In addition, in conjunction with Mr. Crespo’s appointment, the Board of Directors of the Company (the “Board”) appointed Mr. Marsh as the Executive Chair of the Board and George McNamee as the Lead Director of the Board, effective October 10, 2025.

Item 7.01	Regulation FD Disclosure

In connection with the foregoing, the Company issued a press release. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information included in this Item 7.01 and Exhibit 99.1 of this Current Report on Form 8-K is not deemed to be “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall this item or Exhibit 99.1 be incorporated by reference into the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such future filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Title
99.1	Press Release of Plug Power Inc., dated October 7, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Plug Power Inc.

Date: October 7, 2025	By:	/s/ Paul Middleton
	Name:	Paul Middleton
	Title:	Chief Financial Officer